AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT


         COLUMBIA ACORN TRUST, a Massachusetts business trust registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end diversified management investment company ("Columbia Acorn"), and COLUMBIA WANGER ASSET MANAGEMENT, L.P., a Delaware limited partnership registered under the Investment Advisers Act of 1940 as an investment adviser ("Columbia WAM"), agree that:

         1. ENGAGEMENT OF COLUMBIA WAM. The Board of Trustees of Columbia Acorn, including a majority of independent trustees, on behalf of Columbia Acorn, appoints Columbia WAM to furnish investment advisory and other services to Columbia Acorn for its series designated Columbia Acorn Fund, Columbia Acorn International, Columbia Acorn USA, Columbia Acorn Select, Columbia Acorn International Select and Columbia Thermostat Fund (each, a "Fund," and collectively, the "Funds")), and Columbia WAM accepts that appointment, for the period and on the terms set forth in this agreement.

         If Columbia Acorn establishes one or more series in addition to the Funds named above with respect to which it desires to retain Columbia WAM as investment adviser hereunder, and if Columbia WAM is willing to provide such services under this agreement, Columbia Acorn and Columbia WAM may add such new series to this agreement, by written supplement to this agreement. Such supplement shall include a schedule of compensation to be paid to Columbia WAM by Columbia Acorn with respect to such series and such other modifications of the terms of this agreement with respect to such series as Columbia Acorn and Columbia WAM may agree. Upon execution of such a supplement by Columbia Acorn and Columbia WAM, that series will become a Fund hereunder and shall be subject to the provisions of this agreement to the same extent as the Funds named above, except as modified by the supplement.

         2.       SERVICES OF COLUMBIA WAM.

         (a) (i) INVESTMENT MANAGEMENT. Subject to the overall supervision and control of Columbia Acorn's board of trustees (the "Board"), Columbia WAM shall have supervisory responsibility for the general management and investment of the Funds' assets and will endeavor to preserve the autonomy of Columbia Acorn. Columbia WAM will remain a wholly-owned subsidiary of Columbia Management Group, Inc. ("CMG") (or its successor) as a Chicago-based management firm. Columbia WAM shall comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code applicable to the Funds as regulated investment companies, the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Funds in Columbia Acorn's agreement and declaration of trust, bylaws, and registration statements under the 1940 Act and the Securities Act of 1933 (the "1933 Act"), and policy decisions and procedures adopted by the Board from time to time.

                  (ii) INVESTMENT OPERATIONS. Columbia WAM will maintain the investment philosophy and research that the Chicago-based management deems appropriate; its research activities will be separate and dedicated solely to Columbia WAM and it will maintain its own domestic and international trading activities. Columbia WAM will use its best efforts to maintain information systems that will provide timely and uninterrupted operating information and data consistent with all regulatory and compliance requirements. The Chicago-based management will have the responsibility and considerable latitude to recruit and compensate (on a competitive basis) investment management personnel and to control travel budgets for analysts consistent with its operational and strategic plans while subject to the approval of the management of CMG.

                  (iii) BROKERAGE. Columbia WAM is authorized to make the decisions to buy and sell securities and other assets for the Funds, to place the Funds' portfolio transactions with broker-dealers, and to negotiate the terms of such transactions including brokerage commissions on brokerage transactions, on behalf of the Funds. Columbia WAM is authorized to exercise discretion within the Funds' policy concerning allocation of its portfolio brokerage, as permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934, and in so doing shall not be required to make any reduction in its investment advisory fees. Columbia Acorn hereby authorizes any entity or person associated with

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         Columbia WAM that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Columbia Acorn hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2(T)(a)(iv).

                  Columbia WAM may, where it deems it to be advisable, aggregate orders with other securities of the same type to be sold or purchased by one or more Funds with like orders on behalf of other clients of Columbia WAM (as well as clients of other investment advisers affiliated with Columbia WAM, in the event that Columbia WAM and such affiliated investment advisers share common trading facilities). In such event, Columbia WAM (or Columbia WAM and its affiliated advisers, as the case may be) will allocate the shares so sold or purchased, as well as the expenses incurred in the transaction, in a manner it (or it and they) consider to be equitable and fair and consistent with its (or its or their) fiduciary obligations to clients.

                  (iv) COMPLIANCE. Columbia WAM acknowledges the importance that the Board and its compliance committee place on full legal and regulatory compliance by CMG, Columbia WAM, and all other Columbia Acorn service providers and their personnel (collectively, "Providers") and agrees to (i) fully cooperate with the Board, the compliance committee and the Chief Compliance Officer of Columbia Acorn with all inquiries by Columbia Acorn concerning such compliance by the Providers and (ii) proactively communicate with the Board, the compliance committee and the Chief Compliance Officer of Columbia Acorn concerning material compliance matters and any instance of legal or regulatory non-compliance by the Providers of which Columbia WAM is aware and that Columbia WAM deems to be material. Such cooperation and communication by Columbia WAM will be done after receipt of an inquiry or upon learning of any such legal or regulatory non-compliance.

         (b) REPORTS AND INFORMATION. Columbia WAM shall furnish to the Board periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Board or the officers of Columbia Acorn may reasonably request. Columbia Acorn shall furnish or otherwise make available to Columbia WAM such copies of financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund as Columbia WAM may, at any time or from time to time, reasonably require in order to discharge its obligations under this agreement.

         (c) CUSTOMERS OF FINANCIAL INSTITUTIONS. It is understood that Columbia WAM may, but shall not be obligated to, make payments from its own resources to financial institutions (which may include banks, broker-dealers, recordkeepers, administrators and others) that provide, either directly or through agents, administrative and other services with respect to shareholders who are customers of such institutions, including establishing shareholder accounts, assisting Columbia Acorn's transfer agent with respect to recording purchase and redemption transactions, advising shareholders about the status of their accounts, current yield and dividends declared and such related services as the shareholders or the Funds may request.

         (d) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Columbia WAM agrees to maintain records relating to its services under this agreement, and further agrees that all records that it maintains for Columbia Acorn are the property of Columbia Acorn and to surrender promptly to Columbia Acorn any of such records upon Columbia Acorn's request; provided that Columbia WAM may at its own expense make and retain copies of any such records. Columbia WAM further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (e) STATUS OF COLUMBIA WAM. Columbia WAM shall for all purposes herein be deemed to be an independent contractor and not an agent of Columbia Acorn and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Columbia Acorn in any way. Columbia WAM agrees to notify the Trust promptly of any change in the identity of Columbia WAM's general partner.

         3. ADMINISTRATIVE SERVICES. Columbia WAM shall supervise the business and affairs of Columbia Acorn and each Fund and shall provide such services and facilities as may be required for effective administration of

Columbia Acorn and the Funds as are not provided by employees or other agents engaged by Columbia Acorn; provided that Columbia WAM shall not have any obligation to provide under this agreement any such services which are the subject of a separate agreement or arrangement between Columbia Acorn and Columbia WAM, any affiliate of Columbia WAM, or any third party administrator.

         4. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Columbia WAM under this agreement, Columbia WAM may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Columbia WAM, provided that Columbia WAM shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Columbia WAM or such parties.

         5. EXPENSES TO BE PAID BY COLUMBIA ACORN. Except as otherwise provided in this agreement or any other contract to which Columbia Acorn is a party, Columbia Acorn shall pay all expenses incidental to its organization, operations and business, including, without limitation:

         (a) all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any;

         (b)      all charges of its administrator, if any;

         (c)      all charges of legal counsel and of independent auditors;

         (d) all compensation of trustees other than those affiliated with Columbia WAM or Columbia Acorn's administrator, if any, and all expenses incurred in connection with their services to Columbia Acorn;

         (e) all expenses of preparing, printing and distributing notices, proxy solicitation materials and reports to shareholders of the Funds;

         (f)      all expenses of meetings of shareholders of the Funds;

         (g) all expenses of registering and maintaining the registration of Columbia Acorn under the 1940 Act and of shares of the Funds under the 1933 Act, including all expenses of preparation, filing and printing of annual or more frequent revisions of the Funds' registration statements under the 1940 Act and 1933 Act, and of supplying each then existing shareholder or beneficial owner of shares of the Funds of a copy of each revised prospectus or supplement thereto, and of supplying a copy of the statement of additional information upon request to any then existing shareholder;

         (h)      all costs of borrowing money;

         (i) all expenses of publication of notices and reports to shareholders and to governmental bodies or regulatory agencies;

         (j) all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign, and all stamp or other taxes;

         (k) all expenses of printing and mailing certificates for shares of a Fund;

         (l) all expenses of bond and insurance coverage required by law or deemed advisable by the Board;

         (m) all expenses of qualifying and maintaining qualification of, or providing appropriate notification of intention to sell relating to, shares of the Funds under the securities laws of the various states and other jurisdictions, and of registration and qualification of Columbia Acorn under any other laws applicable to Columbia Acorn or its business activities;

         (n) all fees, dues and other expenses related to membership of Columbia Acorn in any trade association or other investment company organization; and

         (o)      any extraordinary expenses.

         In addition to the payment of expenses, Columbia Acorn shall also pay all brokers' commissions and other charges relating to the purchase and sale of portfolio securities for each Fund.

         6. ALLOCATION OF EXPENSES PAID BY COLUMBIA ACORN. Any expenses paid by Columbia Acorn that are attributable solely to the organization, operation or business of a Fund or Funds shall be paid solely out of the assets of that Fund or Funds. Any expense paid by Columbia Acorn that is not solely attributable to a Fund or Funds, nor solely to any other series of Columbia Acorn, shall be apportioned in such manner as Columbia Acorn or Columbia Acorn's administrator determines is fair and appropriate, or as otherwise specified by the Board.

         7. EXPENSES TO BE PAID BY COLUMBIA WAM. Columbia WAM shall furnish to Columbia Acorn, at Columbia WAM's own expense, office space and all necessary office facilities, equipment and personnel required to provide its services pursuant to this agreement. Columbia WAM shall also assume and pay all expenses of placement of securities orders and related bookkeeping.

         8. COMPENSATION OF COLUMBIA WAM. For the services to be rendered and the expenses to be assumed and to be paid by Columbia WAM under this agreement, Columbia Acorn on behalf of the respective Funds shall pay to Columbia WAM fees accrued daily and paid monthly at the annual rates (as a percentage of the Fund's net assets) shown below:

         COLUMBIA ACORN FUND

ASSETS                                                       RATE OF FEE
------                                                       -----------
Up to $700 million                                              0.740%
$700 million to $2 billion                                      0.690%
$2 billion to $6 billion                                        0.640%
$6 billion and over                                             0.630%

         COLUMBIA ACORN INTERNATIONAL

ASSETS                                                       RATE OF FEE
------                                                       -----------
Up to $100 million                                              1.190%
$100 million to $500 million                                    0.940%
$500 million and over                                           0.740%

         COLUMBIA ACORN USA

ASSETS                                                       RATE OF FEE
------                                                       -----------
Up to $200 million                                              0.940%
$200 million to $500 million                                    0.890%
$500 million and over                                           0.840%

         COLUMBIA ACORN SELECT

ASSETS                                                       RATE OF FEE
------                                                       -----------
Up to $700 million                                              0.850%
$700 million and over                                           0.800%


         COLUMBIA ACORN INTERNATIONAL SELECT


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

ALL ASSETS                                                      0.940%

         COLUMBIA THERMOSTAT FUND

ALL ASSETS                                                      0.100%

The fees attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

         9. SERVICES OF COLUMBIA WAM NOT EXCLUSIVE. The services of Columbia WAM to Columbia Acorn under this agreement are not exclusive, and Columbia WAM shall be free to render similar services to others so long as its services under this agreement are not impaired by such other activities. The principal investment management focus and responsibilities of Columbia WAM's portfolio managers and analysts will be dedicated to Columbia Acorn and Wanger Advisors Trust.

         10. SERVICES OTHER THAN AS ADVISER. Within the limits permitted by law, Columbia WAM or an affiliate of Columbia WAM may receive compensation from Columbia Acorn for other services performed by it for Columbia Acorn which are not within the scope of the duties of Columbia WAM under this agreement, including the provision of brokerage services.

         11. STANDARD OF CARE. To the extent permitted by applicable law, neither Columbia WAM nor any of its partners, officers, agents, employees or affiliates shall be liable to Columbia Acorn or its shareholders for any loss suffered by Columbia Acorn or its shareholders as a result of any error of judgment, or any loss arising out of any investment, or as a consequence of any other act or omission of Columbia WAM or any of its affiliates in the performance of Columbia WAM's duties under this agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of Columbia WAM or such affiliate, or by reason of reckless disregard by Columbia WAM or such affiliate of the obligations and duties of Columbia WAM under this agreement.

         12. EFFECTIVE DATE, DURATION AND RENEWAL. This agreement shall become effective on September ___, 2005. Unless terminated as provided in Section 13, this agreement shall continue in effect as to a Fund until July 31, 2006 and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those trustees who are not interested persons of Columbia Acorn or of Columbia WAM, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board or vote of the holders of a "majority of the outstanding shares" of that Fund (which term as used throughout this agreement shall be construed in accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42) of the 1940 Act).

         13. TERMINATION. This agreement may be terminated as to a Fund at any time, without payment of any penalty, by the Board, or by a vote of the holders of a majority of the outstanding shares of that Fund, upon 60 days' written notice to Columbia WAM. This agreement may be terminated by Columbia WAM at any time upon 60 days' written notice to Columbia Acorn. This agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).

         14. AMENDMENT. This agreement may be amended in accordance with the 1940 Act.

         15. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. A copy of the declaration of trust of Columbia Acorn is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of Columbia Acorn by its officers as officers and not individually. All obligations of Columbia Acorn hereunder shall be binding only upon the assets of Columbia Acorn (or the appropriate Fund) and shall not be binding upon any trustee, officer, employee, agent or shareholder of Columbia Acorn. Neither the authorization of any action by the trustees or shareholders of Columbia Acorn nor the execution of this agreement on behalf of Columbia Acorn shall impose any liability upon any trustee, officer or shareholder of Columbia Acorn.


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

         16. USE OF MANAGER'S NAME. Columbia Acorn may use the name "Columbia" or any other name derived from the name "Columbia" only for so long as this agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization that shall remain affiliated with CMG and shall have succeeded to the business of Columbia WAM as investment adviser. At such time as this agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Columbia Acorn will (by amendment of its agreement and declaration of trust if necessary) cease to use any name derived from the name "Columbia" or otherwise connected with Columbia WAM, or with any organization that shall have succeeded to Columbia WAM's business as investment adviser.

         17. NOTICES. Any notice, demand, change of address or other communication to be given in connection with this agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows (or at such other address or addresses as a party may provide to the other from time to time, by notice):

If to Columbia WAM:     Columbia Wanger Asset Management, L.P.
                        Attention:  Bruce H. Lauer
                        227 West Monroe Street, Suite 3000
                        Chicago, Illinois 60606
                        Telephone:  312 634-9200
                        Facsimile:  312 634-0016

                        with a copy to:


If to Columbia Acorn:   Columbia Acorn Trust
                        227 West Monroe Street, Suite 3000
                        Chicago, Illinois 60606
                        Telephone:  312 634-9200
                        Facsimile:  312 634-1919

                        with a copy to:
                        Bell, Boyd & Lloyd LLC
                        Attention:  Cameron S. Avery
                        70 West Madison Street, Suite 3100
                        Chicago, Illinois 60602
                        Telephone:  312/372-1121
                        Facsimile:  312/827-8000

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof (upon electronic confirmation of receipt thereof).

         18. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

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

                                         Dated as of September 27, 2005


                                         COLUMBIA ACORN TRUST


                                         By   /s/ Charles P. McQuaid
                                              ----------------------------------
                                              Charles P. McQuaid


                                         COLUMBIA WANGER ASSET MANAGEMENT, L.P.

                                         By   WAM Acquisition GP, Inc.
                                         Its  General Partner


                                         By   /s/ Bruce H. Lauer
                                              ----------------------------------
                                              Bruce H. Lauer


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